Exhibit 99

                    FOR IMMEDIATE RELEASE

CONTACT:  Jeanne McDonald, Vice President
          (212) 888-3344

           FINANCIAL FEDERAL CORPORATION ANNOUNCES
            PAUL R. SINSHEIMER ELECTED PRESIDENT


NEW YORK, NY: September 29, 1998 - Clarence Y. Palitz, Jr., Chairman and CEO of Financial Federal Corporation ("FIF-NYSE"), announced that, at its meeting yesterday, the Company's Board of Directors promoted Paul R. Sinsheimer to President and Chief Operating Officer, effective immediately. Mr. Sinsheimer, aged 51, a joint founder of Financial Federal, will maintain his position as President and Chief Operating Officer of Financial Federal Credit Inc., the Company's major operating subsidiary.

Prior to Financial Federal's formation in 1989, Mr. Sinsheimer was Executive Vice President and Division Manager of First Interstate Credit Alliance, Inc., which is now known as Orix Credit Alliance, Inc. That company was founded in 1963 by Messrs. Clarence and Bernard Palitz.

Financial Federal Corporation is a nationwide, independent financial services company specializing in financing industrial, commercial and professional equipment through installment sales and leasing programs for manufacturers, dealers and operators of such equipment. In addition to its New York office, the Company has five full-service operations centers which are located in Texas, Illinois, New Jersey, North Carolina and Arizona and additional marketing locations throughout the United States.

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